Exhibit 10.72
AMENDMENT NO. 3
     This AMENDMENT NO. 3 (this “Amendment”), dated as of January 28, 2010, to AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT, dated as of September 23, 2004, as amended by Amendment No. 1 dated as of November 3, 2005 and Amendment No. 2 dated as of January 13, 2010 (collectively, the “Agreement”), concerning VHS Holdings LLC (the “Company”), a Delaware limited liability company, is entered into by and among the Company, the Investor Members (as defined in the Agreement) and the Management Members (as defined in the Agreement) signatory hereto.
     WHEREAS, the Investor Members and the Management Members originally entered into the Agreement in connection with the consummation of the Merger;
     WHEREAS, the Investor Members and the Management Members party hereto wish to amend the Agreement to add flexibility for the Company to from time to time make certain repurchases of Units and to clarify certain existing provisions in such event, subject to the terms and conditions set forth herein; and
     WHEREAS, Section 17.7 of the Agreement provides that the Agreement may be amended in writing by a majority of the holders of outstanding Class A Units, subject to the limitations and conditions set forth in such Section of the Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties to this Amendment hereby agree as follows:
     1. Capitalized Terms; Effective Date of this Amendment. Unless otherwise defined herein, capitalized terms used herein and defined in the Agreement are used in this Amendment as defined in the Agreement. This Amendment shall be deemed effective as of the date first written above. Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.
     2. Amendments to the Agreement.
     (a) Amendment to Section 2.1(a). Section 2.1(a) of the Agreement is hereby amended by deleting the last sentence thereof and adding the following:
“In the event of any Unit Repurchase effected pursuant to Section 5.8 hereof, any Units repurchased by the Company as a result of such Unit Repurchase shall not be deemed outstanding or otherwise recognized for any purposes hereunder (including the foregoing sentence) but, consistent with the foregoing sentence, shall be available for re-issuance from time to time by the Board of Representatives as they may determine in their discretion, subject to the terms and conditions of this Agreement.”

     (b) Amendment to Section 2.1(b). Section 2.1(b) of the Agreement is hereby amended by inserting the words “as in effect immediately following the Effective Date” at the end of the second sentence thereof.
     (c) Addition of Section 2.1(c). The Agreement is hereby amended to add a new Section 2.1(c) to the Agreement, as follows:
“(c) Immediately following the consummation of any Unit Repurchase effected pursuant to Section 5.8 hereof, the remaining outstanding Units of the Class repurchased by the Company as a result of such Unit Repurchase (but no other Classes of Units unless this Section equally applies to such other Class) shall, without further action of the Board of Representatives, the Company or any other Member or Person, be split such that each holder of such Class of Units shall, immediately after such split, hold the same number of such Class of Units that such Member held immediately prior to the consummation of such Unit Repurchase. Any such split of Units shall be properly reflected on the books and records of the Company and Schedule A hereto. For the avoidance of doubt, any such Unit split effected pursuant to this Section 2.1(c) shall not be subject to the pre-emptive rights set forth in Section 8.1.”
     (d) Amendment to Section 5.1(b). Subclause (v) of Section 5.1(b) of the Agreement is hereby amended by inserting the words “or 5.8” immediately prior to the word “and” in such subclause.
     (e) Amendment to Section 5.5(b). Subclause (iii) of the first parenthetical in Section 5.5(b) of the Agreement is hereby amended by inserting the words “or 5.8” immediately prior to the end of such parenthetical.
     (f) Addition of Section 5.8. The Agreement is hereby amended to add a new Section 5.8 to the Agreement, as follows:
     “Section 5.8. Company Unit Repurchases.
(a) The Company shall have the right (but not the obligation), from time to time by approval of the Board (with reference to this Section 5.8) and a majority of the then-outstanding Class A Units upon notice to the holders of the affected Class of Units to repurchase for cash, and any Member holding Units of such Class shall be required to sell, on a pro rata basis among the holders of such Class, a portion (but not all) of any outstanding Class of Units at such price per Unit as the Board shall determine in its sole discretion; provided that in connection with any such repurchase of Units by the Company, (i) Section 2.1(c) shall apply, (ii) such repurchase shall be consistent with the distribution waterfall provisions of Section 9.2 such that the Company shall not repurchase any Units to the extent that such Units would not be entitled to any proceeds had such repurchase been structured as a distribution made pursuant to Section 9.2, (iii) the Member selling such Units to the Company shall not be obligated to make any representations or warranties, other than, if so required by the Company, a standard representation and/or warranty as to ownership of the Units to be repurchased, or otherwise incur any obligations (other than obligations for taxes arising as a result of such repurchase), (iv) subject to the provisions of this Section 5.8, the Member selling such Units shall enter into such agreements or execute such documentation as the Company may reasonably request, (v) this Agreement shall, as promptly as reasonably practicable following completion of the repurchase, be amended (and the Company may do so without the consent of any Member but shall provide notice thereof promptly after any such amendment) to the extent required as determined in good faith by the Company in order to make equitable adjustments to the terms of this Agreement to preserve, in a manner substantially as if a distribution had been made pursuant to Section 9.2 in lieu of such repurchase, the economic, voting, management and other terms and conditions of this Agreement as they existed immediately prior to such repurchase; and (vi) in the event that an amendment to this Agreement is required pursuant to the foregoing clause (v), the Board shall not declare, and the Company shall not make, any distributions pursuant to Section 9.2 or 11.3 (or any subsequent repurchase pursuant to this Section 5.8) unless and until such amendment has been authorized. Any such repurchase made pursuant to this Section 5.8 shall be referred to in this Agreement as a “Unit Repurchase”. The closing of any Unit Repurchase shall be completed no later than 30 days following the delivery of notice by the Company of any such Unit Repurchase. Notwithstanding anything in this Section 5.8 to the contrary, the Company may, by decision of the Board, abandon any such Unit Repurchase at any time and shall have no further liability to any Member or any other Person by reason thereof. Any Unit Repurchase meeting the requirements of this Section 5.8 shall not be subject to Sections 5.5, 5.6, 5.7 or 8.2.
(b) For the avoidance of doubt and notwithstanding anything herein to the contrary (but subject to Section 8.2), nothing in this Section 5.8 shall impede the Company from repurchasing Units from Members pursuant to Section 6.1 or any other applicable provision of this Agreement or otherwise (upon approval by the Board), upon such terms and subject to such conditions as are set forth in this Agreement or as are agreed between the Company and the applicable Member(s), as applicable.”
     (g) Amendment to Section 6.2. Section 6.2 of the Agreement is hereby amended by inserting the words “(as such price may be adjusted from time to time by the board of directors or other applicable committee administering the applicable equity incentive plan consistent with the plan documents)” after each of the phrases “$1,000 per Share” and “$3,000 per Share” in such Section.
     (h) Amendment to Section 7.1. The fourth sentence of Section 7.1 of the Agreement is hereby amended by inserting the word “initial” at the start of such sentence before the words “exercise price.”
     (i) Amendments to Section 9.2. Section 9.2 of the Agreement is hereby amended as follows:
     (i) Clauses (i) and (ii) of Section 9.2 are hereby amended by inserting the words “(including any Units of such Class repurchased by the Company pursuant to a Unit Repurchase)” immediately prior to the words “pro rata” in each such clause and inserting at the end of each such clause the following: “(crediting for purposes of this clause the gross proceeds received by such holder of such Class in connection with Unit Repurchases by the Company of such Class of Units)”; and
     (ii) Clause (iii) of Section 9.2 is hereby amended by inserting the words “and by the gross proceeds received by the holders of Class A Units in connection with Unit Repurchases by the Company of Class A-1 Units” at the end of the parenthetical in such clause;
     (j) Amendments to Section 16.1. Section 16.1 of the Agreement is hereby amended as follows:
     (i) The definition of “Cost” is hereby amended by adding the following at the end of such definition: “, or in the case of a Unit received upon a Unit split pursuant to Section 2.1(c), the amount paid for the related Unit which was repurchased by the Company in connection with the applicable Unit Repurchase”;
     (ii) The definition of “Liquidity Event” is hereby amended by replacing the reference to “$2,500” in such definition with “$2,099.53” and by replacing the words “immediately following the Effective Date” immediately prior to the second parenthetical in such definition with the following: “immediately following the initial Unit Repurchase (treating, for purposes of this definition, any Security received by Blackstone upon a Unit or stock split in connection with a Unit Repurchase or functionally similar event as a Security held by Blackstone immediately following such initial Unit Repurchase and aggregating, for the purposes of testing whether the aforementioned dollar threshold has been met, the Securities subsequently received by Blackstone upon such a Unit or stock split with the original Security sold in connection with a Unit Repurchase or functionally similar event.”
     (iii) The definition of “Preferential Return Value” is hereby amended and restated to read as follows:
““Preferential Return Value” means, as of any time the aggregate dollar amount that would be necessary to be returned (whether by distribution or Unit Repurchase) to the holders of Class A-1 Units so that the aggregate value of all distributions and Unit Repurchases made by the Company with respect to Class A-1 Units equals three (3) times the Invested Capital with respect to the Class A Units.”
     3. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY,THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.
     5. References. Upon full execution of this Amendment, all references in the Agreement or in other documents related to the Agreement shall be deemed to be references to the Agreement as modified by this Amendment.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

VHS HOLDINGS LLC

By:	/s/ Neil Simpkins

Name:	Neil Simpkins
Title:	Authorized Person

BLACKSTONE FCH CAPITAL PARTNERS IV L.P.

	By:	Blackstone Management Associates IV L.L.C., as a General Partner

		By:	/s/ Neil Simpkins

		Name:	Neil Simpkins
		Title:	Managing Director

BLACKSTONE HEALTH COMMITMENT PARTNERS L.P.

	By:	Blackstone Management Associates IV L.L.C., as a General Partner

		By:	/s/ Neil Simpkins

		Name:	Neil Simpkins
		Title:	Managing Director

BLACKSTONE CAPITAL PARTNERS IV — A L.P.

	By:	Blackstone Management Associates IV L.L.C., as a General Partner

		By:	/s/ Neil Simpkins

		Name:	Neil Simpkins
		Title:	Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV — A L.P.

By:	Blackstone Management Associates IV L.L.C., as a General Partner

	By:	/s/ Neil Simpkins

	Name:	Neil Simpkins
	Title:	Managing Director

[Signature page to Amendment No. 3 to LLC Agmt]

MORGAN STANLEY CAPITAL PARTNERS III, L.P.

MORGAN STANLEY CAPITAL INVESTORS, L.P.

MSCP III 892 INVESTORS, L.P.

By:	MSCP III, LLC, as General Partner of each of the limited partnerships named above

	By:	Metalmark Subadvisor LLC, as attorney-in-fact

		By:	/s/ M. Fazle Husain

		Name:	M. Fazle Husain
		Title:	Managing Director

MORGAN STANLEY DEAN WITTER CAPITAL PARTNERS IV, L.P.

MORGAN STANLEY DEAN WITTER CAPITAL INVESTORS IV, L.P.

MSDW IV 892 INVESTORS, L.P.

By:	MSDW Capital Partners IV, LLC, as General Partner of each of the limited partnerships named above

	By:	Metalmark Subadvisor LLC, as attorney-in-fact

		By:	/s/ M. Fazle Husain

		Name:	M. Fazle Husain
		Title:	Managing Director
[Signature page to Amendment No. 3 to LLC Agmt]

/s/ Charles N. Martin, Jr.

Name: Charles N. Martin, Jr.

/s/ Phillip W. Roe

Name: Phillip W. Roe

/s/ Joseph D. Moore

Name: Joseph D. Moore

/s/ Ronald P. Soltman

Name: Ronald P. Soltman

/s/ Keith B. Pitts

Name: Keith B. Pitts

/s/ James H. Spalding

Name: James H. Spalding

/s/ Alan G. Thomas

Name: Alan G. Thomas